     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2001.



                                            REGISTRATION STATEMENT NO. 333-55288

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                               AMENDMENT NO. 2 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------

                            NTL COMMUNICATIONS CORP.
             (Exact name of Registrant as specified in its Charter)

         DELAWARE                         4899                        52-1822078
      (State or other               (Primary Standard              (I.R.S. Employer
      jurisdiction of           Industrial Classification       Identification Number)
     incorporation or                 Code Number)
       organization)

                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 906-8440
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive office)

                                   COPIES TO:

   RICHARD J. LUBASCH, ESQ.       THOMAS H. KENNEDY, ESQ.        ADRIAN J.S. DEITZ, ESQ.
  EXECUTIVE VICE PRESIDENT,    SKADDEN, ARPS, SLATE, MEAGHER  SKADDEN, ARPS, SLATE, MEAGHER
GENERAL COUNSEL AND SECRETARY            & FLOM LLP                     & FLOM LLP
   NTL COMMUNICATIONS CORP.           919 THIRD AVENUE              ONE CANADA SQUARE
     110 EAST 59TH STREET         NEW YORK, NEW YORK 10022             CANARY WHARF
   NEW YORK, NEW YORK 10022            (212) 735-3000                 LONDON E14 5DS
        (212) 906-8440                                           (011)(44)(20) 7519-7000
(Name, address, including zip
 code, and telephone number,
including area code, of agent
         for service)

                      ------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

                      ------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Company's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Company and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the DGCL or liability for a breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Company and its stockholders (through stockholders, derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

     The Company's Restated By-laws provide that directors and officers of the Company shall be indemnified against liabilities arising from their service as directors and officers to the full extent permitted by law. Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the fight of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The Company has entered into a director and officer indemnity agreement ("Indemnity Agreement") with each officer and director of the company (an "Indemnitee"). Under the Restated By-laws and these Indemnity Agreements, the Company must indemnify an Indemnitee to the fullest extent permitted by the DGCL for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or officer of the Company. The Company is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action.

ITEM 21.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement:




EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
2.1      Agreement and Plan of Merger, dated as of March 26, 1999,
         among the Company, NTL Communications and NTL Merger Inc.
         (Incorporated by reference to the Company's Registration
         Statement on Form S-3, File No. 333-72335)
2.2      Agreement and Plan of Amalgamation, dated as of February 4,
         1998, as amended, among the Company, NTL (Bermuda) Limited, and Comcast U.K. Cable Partners Limited (Incorporated by
         reference to the Company's Registration Statement on Form
         S-4, File No. 333-64727)
2.3      Amendment No. 1 to Agreement and Plan of Amalgamation, dated as of May 28, 1998, among the Company, NTL (Bermuda) Limited and Comcast U.K. Cable Partners Limited (Incorporated by
         reference to the Company's Registration Statement on Form
         S-4, File No. 333-64727)
2.4      Share Exchange Agreement, dated as of June 16, 1998, as
         amended, among the Company and the shareholders of Diamond
         Cable Communications Plc (Incorporated by reference to the
         Company's Proxy Statement, filed on January 29, 1999)
2.5      Amendment No. 1 to Share Exchange Agreement, dated as of
         December 21, 1998, among the Company and the shareholders of
         Diamond Cable Communications plc (Incorporated by reference to the Company's Form 8-K, filed on December 23, 1998)
4.1      Indenture, dated as of January 24, 2001, by and between the
         Company and The Chase Manhattan Bank, as Trustee, with
         respect to the notes***
4.2      Registration Rights Agreement dated as of January 24, 2001, by and among the Company and Morgan Stanley & Co.
         International Limited, J.P. Morgan Securities Ltd., Goldman
         Sachs International, Bank of America International Limited,
         BNP Paribas Securities Corp., CIBC World Markets plc and The
         Royal Bank of Scotland plc***
4.3      Registration Rights Agreement dated as of February 8, 2001, by and among the Company and Morgan Stanley & Co.
         International Limited, J.P. Morgan Securities Ltd., Goldman
         Sachs International, Bank of America International Limited,
         BNP Paribas Securities Corp., CIBC World Markets plc and The
         Royal Bank of Scotland plc***
4.4      Form of new notes (included in Exhibit 4.1)***
4.5      Indenture, dated as of March 13, 1998, by and between the
         Company and The Chase Manhattan Bank, as Trustee, with
         respect to the 9 3/4% Senior Deferred Coupon Notes
         (Incorporated by reference to the Company's 1997 Form 10-K, filed on March 30, 1998)
4.6      Indenture, dated as of January 30, 1996, by and between the
         Company and Chemical Bank as Trustee, with respect to the
         11 1/2% Senior Notes (Incorporated by reference to the
         Company's Registration Statement on Form S-4, File No.
         333-1010)
4.7      Indenture, dated as of May 15, 2001, by and among the
         Company, NTL Incorporated and The Chase Manhattan Bank, as
         Trustee, with regard to the 6 3/4% Convertible Senior Notes due 2008.***
4.8      Registration Rights Agreement, dated as of May 15, 2001, by and among the Company, NTL Incorporated and Morgan Stanley &
         Co. Incorporated, J.P. Morgan Securities Inc., Credit Suisse
         First Boston Corporation and Salomon Smith Barney Inc.***
5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
         the legality of the notes being registered hereby*
10.1     Compensation Plan and Agreements, as amended and restated
         effective June 3, 1997 (Incorporated by reference to the
         Company's 1997 Form 10-K filed on March 30, 1998)
10.2     Rules of the NTL Sharesave Plan, adopted by the Company on
         October 28, 1997 (Incorporated by reference to the Company's
         1998 Form 10-K filed on March 30, 1999)

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
10.3     Form of Director and Officer Indemnity Agreement (together with a schedule of executed Indemnity Agreements)
         (Incorporated by reference to the 1999 Form 10-K filed by
         NTL Incorporated (File No. 000-25691) on March 17, 2000)
10.4     1998 Non-Qualified Stock Option Plan, as Amended and
         Restated October 1998 (Incorporated by reference to the
         Company's 1998 Form 10-K filed on March 30, 1999)
10.5     Agreement, dated August 14, 1998, among TeleWest
         Communications PLC, TeleWest Communications Holdings
         Limited, NTL (Bermuda) Limited, and the Company
         (Incorporated by reference to the Company's Form 8-K, filed on August 18, 1998)
12.1     Computation of Ratio of Earnings to Fixed Charges and
         Combined Fixed Charges and Preferred Stock Dividends***
23.1     Consent of Ernst & Young LLP***
23.2     Consent of Ernst & Young***
23.3     Consent of Arthur Andersen, Chartered Accountants***
23.4     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
         (included in Exhibit 5.1)*
24.1     Powers of Attorney (included on signature page)***
25.1     Form T-1 Statement of Eligibility of Trustee with respect to
         Indenture included as Exhibit 4.1***
99.1     Form of Letter of Transmittal in respect of the notes***
99.2     Form of Notice of Guaranteed Delivery***
99.3     Form of Letter to clients***
99.4     Form of Letter to brokers, dealers, commercial banks, trust companies and other nominees***


---------------

*   Filed herewith.


*** Previously filed.



ITEM 22.  UNDERTAKINGS


(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 14th day of June, 2001.


                                          NTL COMMUNICATIONS CORP.

                                          By: /s/ RICHARD J. LUBASCH
                                            ------------------------------------

                                            Richard J. Lubasch
                                            Executive Vice President --
                                            General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                          TITLE                   DATE
                  ---------                                          -----                   ----
*                                                        Chairman of the Board,          June 14, 2001
---------------------------------------------            Treasurer and Director
George S. Blumenthal

*                                                        President, Chief Executive      June 14, 2001
---------------------------------------------            Officer
Barclay Knapp                                            and Director

*                                                        Senior Vice President --        June 14, 2001
---------------------------------------------            Chief Financial Officer
John F. Gregg

*                                                        Vice President -- Controller    June 14, 2001
---------------------------------------------
Gregg N. Gorelick

*                                                        Director                        June 14, 2001
---------------------------------------------
Michael Bertinetto

*                                                        Director                        June 14, 2001
---------------------------------------------
Robert T. Goad

*                                                        Director                        June 14, 2001
---------------------------------------------
Bernard P. Izerable

*                                                        Director                        June 14, 2001
---------------------------------------------
Sidney R. Knafel

*                                                        Director                        June 14, 2001
---------------------------------------------
Ted H. McCourtney

*                                                        Director                        June 14, 2001
---------------------------------------------
Del Mintz

                  SIGNATURE                                          TITLE                   DATE
                  ---------                                          -----                   ----


*                                                        Director                        June 14, 2001
---------------------------------------------
Alan J. Patricof

*                                                        Director                        June 14, 2001
---------------------------------------------
Warren Potash

*                                                        Director                        June 14, 2001
---------------------------------------------
Jean-Louis Vinciguerra

*                                                        Director                        June 14, 2001
---------------------------------------------
Michael S. Willner

*By:
     /s/ RICHARD J. LUBASCH
--------------------------------------------
     Attorney-in-fact

                                 EXHIBIT INDEX



EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
2.1      Agreement and Plan of Merger, dated as of March 26, 1999,
         among the Company, NTL Communications and NTL Merger Inc.
         (Incorporated by reference to the Company's Registration
         Statement on Form S-3, File No. 333-72335)
2.2      Agreement and Plan of Amalgamation, dated as of February 4,
         1998, as amended, among the Company, NTL (Bermuda) Limited, and Comcast U.K. Cable Partners Limited (Incorporated by
         reference to the Company's Registration Statement on Form
         S-4, File No. 333-64727)
2.3      Amendment No. 1 to Agreement and Plan of Amalgamation, dated as of May 28, 1998, among the Company, NTL (Bermuda) Limited and Comcast U.K. Cable Partners Limited (Incorporated by
         reference to the Company's Registration Statement on Form
         S-4, File No. 333-64727)
2.4      Share Exchange Agreement, dated as of June 16, 1998, as
         amended, among the Company and the shareholders of Diamond
         Cable Communications Plc (Incorporated by reference to the
         Company's Proxy Statement, filed on January 29, 1999)
2.5      Amendment No. 1 to Share Exchange Agreement, dated as of
         December 21, 1998, among the Company and the shareholders of
         Diamond Cable Communications plc (Incorporated by reference to the Company's Form 8-K, filed on December 23, 1998)
4.1      Indenture, dated as of January 24, 2001, by and between the
         Company and The Chase Manhattan Bank, as Trustee, with
         respect to the notes***
4.2      Registration Rights Agreement dated as of January 24, 2001, by and among the Company and Morgan Stanley & Co.
         International Limited, J.P. Morgan Securities Ltd., Goldman
         Sachs International, Bank of America International Limited,
         BNP Paribas Securities Corp., CIBC World Markets plc and The
         Royal Bank of Scotland plc***
4.3      Registration Rights Agreement dated as of February 8, 2001, by and among the Company and Morgan Stanley & Co.
         International Limited, J.P. Morgan Securities Ltd., Goldman
         Sachs International, Bank of America International Limited,
         BNP Paribas Securities Corp., CIBC World Markets plc and The
         Royal Bank of Scotland plc***
4.4      Form of new notes (included in Exhibit 4.1)***
4.5      Indenture, dated as of March 13, 1998, by and between the
         Company and The Chase Manhattan Bank, as Trustee, with
         respect to the 9 3/4% Senior Deferred Coupon Notes
         (Incorporated by reference to the Company's 1997 Form 10-K, filed on March 30, 1998)
4.6      Indenture, dated as of January 30, 1996, by and between the
         Company and Chemical Bank as Trustee, with respect to the
         11 1/2% Senior Notes (Incorporated by reference to the
         Company's Registration Statement on Form S-4, File No.
         333-1010)
4.7      Indenture, dated as of May 15, 2001, by and among the
         Company, NTL Incorporated and The Chase Manhattan Bank, as
         Trustee, with regard to the 6 3/4% Convertible Senior Notes due 2008.***
4.8      Registration Rights Agreement, dated as of May 15, 2001, by and among the Company, NTL Incorporated and Morgan Stanley &
         Co. Incorporated, J.P. Morgan Securities Inc., Credit Suisse
         First Boston Corporation and Salomon Smith Barney Inc.***
5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
         the legality of the notes being registered hereby*
10.1     Compensation Plan and Agreements, as amended and restated
         effective June 3, 1997 (Incorporated by reference to the
         Company's 1997 Form 10-K filed on March 30, 1998)
10.2     Rules of the NTL Sharesave Plan, adopted by the Company on
         October 28, 1997 (Incorporated by reference to the Company's
         1998 Form 10-K filed on March 30, 1999)

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
10.3     Form of Director and Officer Indemnity Agreement (together with a schedule of executed Indemnity Agreements)
         (Incorporated by reference to the 1999 Form 10-K filed by
         NTL Incorporated (File No. 000-25691) on March 17, 2000)
10.4     1998 Non-Qualified Stock Option Plan, as Amended and
         Restated October 1998 (Incorporated by reference to the
         Company's 1998 Form 10-K filed on March 30, 1999)
10.5     Agreement, dated August 14, 1998, among TeleWest
         Communications PLC, TeleWest Communications Holdings
         Limited, NTL (Bermuda) Limited, and the Company
         (Incorporated by reference to the Company's Form 8-K, filed on August 18, 1998)
12.1     Computation of Ratio of Earnings to Fixed Charges and
         Combined Fixed Charges and Preferred Stock Dividends***
23.1     Consent of Ernst & Young LLP***
23.2     Consent of Ernst & Young***
23.3     Consent of Arthur Andersen, Chartered Accountants***
23.4     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
         (included in Exhibit 5.1)*
24.1     Powers of Attorney (included on signature page)***
25.1     Form T-1 Statement of Eligibility of Trustee with respect to
         Indenture included as Exhibit 4.1***
99.1     Form of Letter of Transmittal in respect of the notes***
99.2     Form of Notice of Guaranteed Delivery***
99.3     Form of Letter to clients***
99.4     Form of Letter to brokers, dealers, commercial banks, trust companies and other nominees***


---------------


*   Filed herewith.



*** Previously filed.